Exhibit 99.2

2Q 16 Financial Results Conference Call

Forward Looking Statement 2 This presentation contains express or implied forward - looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward - looking statements include, but are not limited to those statements regarding our the potential for future enhanced profitability, the potential for additional orders relating to Enertec Systems’ three stage project, the market demand for our TREQ®317 All - In - One wireless platforms, our continued participation in New York City’s Taxi and Limousine Commission Vehicle Safety Technology Pilot program, the expected timing of the roll - out and serial production of our TREQ ® 5 product, the expected market potential created by the ELD mandate in the U.S. and Canada, and expected new opportunities for the Company and anticipated Company growth resulting from the ELD mandate. Such forward - looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward - looking statements contained in this presentation are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10 - K for the year ended December 31, 2015 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward - looking statements whether as a result of new information, future events or otherwise . .

Presenters 3 David Lucatz Chairman of the Board and CEO Shai Lustgarten CEO of Micronet Ltd. Tali Dinar CFO of Enertec Electronic Ltd.

4 2 nd Quarter Overview ▪ Revenue growth ▪ Q2 Revenue increase of 17% to $6.7M compared to 2Q 2015 ▪ 11% increase in MRM sales ▪ 24% increase in A&D sales ▪ Strong backlog growth ▪ 100% increase in MRM backlog to $4.2 million compared to 2Q 2015 ▪ Backlog in A&D increased to $10 million ▪ Healthy pipeline driven by ELD mandate opportunities and A&D market ▪ Profitability impacted by write - off of slow moving inventory due to shift in product mix and onetime legal costs. ▪ Continued diversification of customer base in the MRM market

ELD Mandate Opportunity 5 New regulation implemented in December 2015 mandates all truck drivers to keep electronic records of hours of service (HOS) * Electronic Logging Devices (ELDs) connect to engine and replace paper logbooks. Micronet’s comprehensive products provide state of the art solutions for the ELD requirements Recognize initial interest as fleet managers and commercial truck and bus owners comply with ELD mandate in advance of 2017 enforcement date * Federal Motor Carrier Safety Administration: ** “ Electronic Logging Devices and Hours of Service Supporting Documents ” - March 2014 2016 1M ELD equipped trucks ** 2017 ～ 2.6 Million trucks will require ELD ** Our tablets are fully compliant with the ELD regulation

TREQ® 317 6 ▪ Significant growth in TREQ® 317 over the past two quarters • Approximately 47% of MRM sales in Q2 of 2016 up from approximately 14% in Q2 of 2015. ▪ We believe ELD Mandate has had a significant impact on level of interest in our solutions • Direct correlation with our expanding pipeline of prospects

Further Broadening Our Product Line 7 ▪ Pilot stage of the new TREQ ® 5 product. : ▪ Extremely open architecture ▪ Well - suited for the BYOD market ▪ Pairs easily with smart phones, no customization required ▪ Expands market opportunity particularly with smaller size fleets ▪ Currently in pilot phase, expected to be completed early 2017

New York City Taxi and Limousine Commission Pilot 8 ▪ In late 2015, selected to participate in the New York City Taxi and Limousine Commissions “Vision Zero” Vehicle Safety Technology Pilot ▪ Pilot began in April of 2016 ▪ A significant opportunity and Large market potential ▪ Additional long term potential opportunity for taxi fleets in other cities

9 Improved Backlog at Enertec: Awarded three stage $5.8 Million project ▪ A&D subsidiary Enertec awarded three stage $ 5.8 million project for the production of computer - based Command and Control Defense systems. 1 st order of $ 3.  million has already been received and we expect to receive additional orders towards the end of 2016 ▪ The multibillion dollar Aerospace & Defense contractor expects to place additional orders in 2016 ▪ Enertec was selected as the supplier to develop this sophisticated mission critical system and this new order is a direct result of Enertec strong positioning with the customer A&D Deal Pipeline Strengthening as Enertec Builds Reputation as Dependable and Innovative Defense Systems Provider

Positive Outlook 10 MRM ▪ Local fleet market and the ELD Mandate expected to be the growth engines of the company ▪ The All In One line of new developed tablets becoming the Company’s leading product with wider market acceptance ▪ Broadening product portfolio to target the additional segments in the MRM market Aerospace/Defense ▪ Continued reliance on missile defense systems supports demand for our missile defense offerings ▪ Three stages $5.8M project in the A&D segment; expect follow - on orders as result of the project ▪ Expect demand for new Mobile Command & Control Centers Trends

2Q16 vs. 2Q15 Revenues 11 (in millions) $1.88 $ 2.53 2.30 $0 $1 $2 $3 2Q15 1Q16 2Q16 A&D MRM $5.70 $6.50 $6.70 $0 $2 $4 $6 $8 2Q15 1Q16 2Q16 (in millions) (in millions) Sales Breakdown Consolidated revenue for the quarter $3.82 $3.97 $4.40 $0 $2 $4 2Q15 1Q16 2Q16

12 Income Statement Highlights (in 000 s except share and per share data) 3 Months Ended June 30, 2016 3 Months Ended June 30, 2015 6 Months Ended June 30, 2016 6 Months Ended June 30, 2015 Revenues $ 6,721 $ 5,747 $ 13,203 $ 11,426 Cost of Revenues 5,163 3,913 9,566 7,841 Gross Profit 1,558 1,834 3,637 3,585 Gross Profit Margin 23% 32% 28% 31% Operating Expenses Research & Development 683 723 1,383 1,466 % of Sales 10% 13% 10% 13% Selling & Marketing 478 350 836 819 % of Sales 7% 6% 6% 7% General & Administrative 1,518 1,127 2,654 2,238 % of Sales 23% 20% 20% 20% Amortization of intangible assets 232 305 460 607 Total operating expenses 2,911 2,505 5,333 5,130 % of Sales 43% 44% 40% 45% Loss from operations (1,353) (671) (1,696) (1,545) Net income (loss ) attributable to Micronet Enertec Technologies, Inc. (1,219) (588) (1,558) (1,294) Basic and diluted income (loss) per share (0.21) (0.10) (0.27) (0.22) Basic weighted average common shares outstanding 5,876,921 5,859,675 5,871,039 5,857,951

Non - GAAP (in 000s except share and per share data) 13 Three Months Ended June 30, 2016 2015 GAAP net income (loss) attributed to MICT ( 1 , 219 ) (588) Total amortization of acquired intangible assets 146 192 Stock - based compensation 108 103 Income tax - effect of above non - GAAP adjustments (2) (8) Total non - GAAP net income (loss) attributed to MICT (967) (302) Non - GAAP net income (loss) per diluted share (0.16) (0.05) Shares used in per share calculations 5,876,921 5,859,675 GAAP net income (loss) per diluted share attributable to Micronet Enertec Technologies, Inc. (0.21) (0.1) Shares used in per share calculations 5,876,921 5,859,675

Strong Balance Sheet June 30, 2016 December 31, 2015 Cash, cash equivalents and marketable securities $11.5M $12.1M Bank & other debts $16.7M $14.4M Net Working Capital $11.7M $13.3M Stockholders' Equity $15.8M $17.5M 14

Thank You 15 Q & A